Exhibit 4.1



                          SECOND AMENDED AND RESTATED

                         LIMITED PARTNERSHIP AGREEMENT

                                      OF

                            FUTURES PORTFOLIO FUND

                              LIMITED PARTNERSHIP


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                               TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

1.   NAME; FORMATION                                                           1
2.   OFFICE                                                                    1
3.   BUSINESS                                                                  1
4.   TERM; DISSOLUTION                                                         1
(a)  TERM                                                                      1
(b)  DISSOLUTION                                                               2
5.   FISCAL YEAR                                                               2
6.   GENERAL PARTNER'S NET WORTH                                               2
7.   CAPITAL CONTRIBUTIONS; OFFERING OF                                        2
LIMITED PARTNERSHIP INTERESTS
8.   ALLOCATION OF PROFITS AND LOSSES;
ACCOUNTING; OTHER MATTERS                                                      3
(a)  PARTNERS' ACCOUNTS                                                        3
(b)  ALLOCATIONS                                                               3
(c)  ALLOCATION OF PROFIT AND LOSS                                             4
FOR FEDERAL INCOME TAX PURPOSES
(d)  DEFINITIONS; ACCOUNTING                                                   5
(e)  EXPENSES AND LIMITATIONS                                                  5
(f)  LIMITED LIABILITY OF LIMITED PARTNERS                                     6
(g)  RETURN OF LIMITED PARTNER'S CAPITAL CONTRIBUTION                          7
(h)  DISTRIBUTIONS                                                             7
9.   MANAGEMENT                                                                7
(a)  MANAGEMENT OF THE PARTNERSHIP                                             7
(b)  TRADING DECISIONS BY THE GENERAL PARTNER                                  8
(c)  CUSTOMER AGREEMENTS                                                       8
(d)  ADDITIONAL OBLIGATIONS AND RESPONSIBILITIES                               8
OF THE GENERAL PARTNER
10.  AUDITS; REPORTS TO LIMITED PARTNERS                                      10
11.  TRANSFER; REDEMPTION OF UNITS                                            10
(a)  TRANSFER                                                                 10
(b)  REDEMPTION                                                               10
12.  ADMISSION OF ADDITIONAL PARTNERS                                         11
13.  SPECIAL POWER OF ATTORNEY                                                11
14.  WITHDRAWAL OF PARTNERS                                                   12
(a)  WITHDRAWAL OF A GENERAL PARTNER                                          12
(b)  WITHDRAWAL OF A LIMITED PARTNER                                          12
(c)  REQUIRED WITHDRAWAL OF A LIMITED PARTNER                                 12
15.  NO PERSONAL LIABILITY FOR RETURN OF CAPITAL                              12
16.  INDEMNIFICATION                                                          12
(a)  INDEMNIFICATION BY THE PARTNERSHIP                                       12
(b)  INDEMNIFICATION BY PARTNERS                                              13
(c)  SURVIVAL OF INDEMNITIES                                                  13
17.  AMENDMENTS; MEETINGS; VOTING                                             13
(a)  AMENDMENTS INITIATED BY THE GENERAL PARTNER                              13
(b)  MEETINGS                                                                 14
(c)  AMENDMENTS AND ACTIONS INITIATED                                         14
BY LIMITED PARTNERS
(d)  ACTION WITHOUT MEETING                                                   15
18.  TRADING SUSPENSION                                                       15
19.  GOVERNING LAW                                                            15
20.  MISCELLANEOUS                                                            15


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                          SECOND AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT
                                      OF
                  FUTURES PORTFOLIO FUND LIMITED PARTNERSHIP


     This Second Amended and Restated Limited Partnership Agreement ("Agreement") of Futures Portfolio Fund Limited Partnership (the "Fund"), made in Rockville, Maryland as of November 1, 1995 by and between Steben & Company Inc. (the "General Partner"), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, and hereafter shall be admitted to the Fund as limited partners in accordance with the provisions hereof and whose names and addresses shall upon such admission be added to the books and records of the Fund (collectively "Limited Partners") (the General Partner and Limited Partners may be collectively referred to herein as "Partners").

W I T N E S S E T H:

     WHEREAS, the Partners have heretofore formed the Fund as a limited partnership under the State of Maryland, U.S.A., Revised Uniform Limited Partnership Act (the "Partnership Act"), for the purpose of investing in commodity interests and securities pursuant to a Limited Partnership Agreement dated May 1,1995; and

     WHEREAS, the Partners desire to amend and restate the said Limited Partnership Agreement in its entirety as set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.   NAME; FORMATION.

     The name of the Fund is FUTURES PORTFOLIO FUND LIMITED PARTNERSHIP or such other name, to the extent permitted by the Partnership Act, as the General Partner shall hereafter designate in writing to the Limited Partners. The General Partner has heretofore executed and filed in the Office of the Secretary of State of Maryland a Certificate of Limited Partnership of the Fund (the "Certificate of Limited Partnership"), and shall execute, fill, record, and publish as appropriate such amendments to this Agreement, the Certificate of Limited Partnership, assumed name certificates, and such other documents as shall be necessary or advisable as determined by the General Partner. Each Limited Partner shall furnish to the General Partner a power of attorney which may be filed with the Certificate of Limited Partnership and any amendments thereto and such additional information as shall be required from such Limited Partner to complete such documents and to execute and cooperate in the filing, recording or publishing of such documents at the request of the General Partner.

2.   OFFICE

     The principal office of the Fund is c/o Steben & Company, Inc., 2099 Gaither Road, Suite 200, Rockville, MD 20850, or such other place as the General Partner may designate from time to time.

3.   BUSINESS.

     The Fund's business and purpose is to trade, buy, sell and otherwise acquire, hold, dispose of, and deal in on margin or otherwise (I) obligations of or guaranteed by any government, debt securities, certificates of deposit, repurchase and reverse repurchase agreements, money market instruments, and futures and forward contracts with respect to the foregoing ("securities")
(ii) commodities (including any which are now, or may hereafter be, the subject of commodities or commodities contract trading), futures contracts, forward contracts, options on futures contracts and physical commodities, spot
(cash) commodities, currencies, financial instruments, and any rights and interests pertaining hereto ("commodity interests"), and (iii) securities of and interests in entities engaged directly or indirectly in the trading, buying, selling, or acquisition, holding, disposition of or dealing in, securities or commodity interests (securities and commodity interests are hereinafter sometimes referred to collectively as "securities and commodity interests"). The objective of the Fund's business is appreciation of its assets through the investment and speculative trading of securities and commodity interests.

4.   TERM; DISSOLUTION.

     (a) TERM. The term of the Fund commenced upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of Maryland, U.S.A., pursuant to the Partnership Act and shall end upon the first to


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occur of the following: (i) December 31, 2025; (ii) withdrawal, insolvency, bankruptcy, dissolution, termination, retirement, death or legal incapacity of the General Partner (unless the Limited Partners shall elect a successor general partner pursuant to Section 17(c)); (iii) the Partners terminate and dissolve the Fund pursuant to Section 17; (iv) a decline In the Net Asset Value of a Unit of Limited Partnership interest as of the end of any month to or below $350; or (v) the occurrence of any event which shall make it unlawful for the existence of the Fund to be continued.

     (b) DISSOLUTION. Upon the occurrence of an event causing the termination of the Fund, the Fund shall terminate and be dissolved. Dissolution, payment of creditors, and distribution of the Fund's assets shall be effected as soon as practicable in accordance with the Partnership Act, except that the General Partner and each Limited Partner shall share in the assets of the Fund pro rata in accordance with such Partner's respective capital account, less any amount owing by such Partner to the Fund.

5.   FISCAL YEAR.

     The fiscal year of the Fund shall begin on January 1 of each year and end on the following December 31.

6.   GENERAL PARTNER'S NET WORTH.

     The General Partner agrees that at all times, as long as it remains General Partner of the Fund, it will use its best efforts to maintain its Net Worth equal to at least the minimum required pursuant to "safe harbor" guidelines published by the U.S. Internal Revenue Service so as to ensure that the Fund is classified as a partnership, and not an association taxable as a corporation, for U.S. federal income tax purposes. Notes and accounts receivable from and payable to any partnership in which the General Partner has an interest, interests owned by the General Partner in any other partnership, secured and unsecured notes of creditworthy obligers (including notes receivable from the General Partner's "affiliates," as such term is defined In Regulation S-X of the rules and regulations of the Securities and Exchange Commission (the "SEC"), and letters of credit shall be included as assets in calculating Net Worth, and liabilities subordinated to the claims of general creditors shall be included in calculating Net Worth.

     The General Partner may maintain its Net Worth at less than the amount required by the preceding paragraph of this Section 6 so long as the General Partner obtains an opinion of counsel that such proposed modification will not adversely affect the classification of the Fund as a partnership for federal income tax purposes and will not adversely affect the status of the Limited Partners as limited partners under the Partnership Act.

7.   CAPITAL CONTRIBUTIONS; OFFERING OF UNITS OF LIMITED PARTNERSHIP INTEREST.

     At all times, the net asset value of a Unit of General Partnership Interest shall be equivalent to the Net Asset Value (as defined in Section 8(d)(2)) of a Unit of Class A Limited Partnership Interest. Except as shall be provided in this paragraph, the General Partner shall not be required to make any capital contribution to the Fund. Upon determination and dissolution of the Fund, the General Partner shall contribute to the Fund the lesser of (I) any deficit balance in its capital account in the Fund or (ii) the excess of 1.01% of the total capital contributions of the Limited Partners over any capital previously contributed to the Fund by the General Partner. However, if the General Partner is advised by legal counsel that, in view of the nature of the services rendered by the General Partner to the Fund, the General Partner must maintain a capital account balance in the Fund in order for the Fund to be treated, for federal income tax purposes, as a partnership and not as an association taxable as a corporation, the General Partner shall, in lieu of making the above-described contribution, maintain a capital account balance in the Fund equal to at least 1% of the total capital account balances of all Partners. If the General Partner maintains such a capital account balance, the 1% allocation specified in Section 8(b) shall not be made.

     Interests in the Fund, other than the general partnership interest of the General Partner, shall be evidenced by Units of Limited Partnership Interest of the Fund ("Units"). Units may be divided into classes: Class A; Class B; etc. Class A Units were offered pursuant to the initial offering of Units; Class B and succeeding classes of Units may be offered at the discretion of the General Partner. The relative rights and obligations of each class of Units shall be determined by the General Partner in its sole discretion; provided, however, that no class of Units shall dilute the capital accounts of existing Limited Partners.

     Units shall be offered for sale pursuant to the Fund's Confidential Private Offering Memorandum, as amended or supplemented from time to time (the "Memorandum"). The General Partner on behalf of the Fund shall issue Units to persons desiring to become Limited Partners, provided that such persons are determined by the General Partner to be qualified investors and provided their subscriptions for Units are accepted by the General Partner, which acceptance the General Partner may withhold in its sole discretion. The minimum subscription for Units shall be such amount as the


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General Partner may determine from time to time in its sole discretion.
Capital contributions to the Fund shall be made upon execution and acknowledgment of instruments in form and substance satisfactory to the General Partner.

     The Fund may at any time and from time to time in the sole discretion of the General Partner offer for sale Units and fractions of Units in such offerings, at such prices per Unit, in such minimum amounts, for such periods of time, and on such terms and conditions as the General Partner shall determine in its sole discretion. The General Partner shall have the right to admit additional Limited Partners under terms and conditions as shall be in the sole discretion of the General Partner.

     In connection with the Fund's offering of Units as described above and in the Memorandum, the General Partner, on behalf of the Fund, shall take such action as it in its sole discretion shall deem advisable or necessary.

     All Units subscribed for upon receipt of a check, draft, or other instrument of a subscriber shall be issued subject to the collection of the funds represented by such check or draft. In the event that an instrument or a subscriber for Units representing payment for Units shall be returned unpaid, the General Partner shall cancel the Units issued to such subscriber represented by such instrument and, if necessary, shall file an amendment to the Certificate of Limited Partnership reflecting such cancellation. Any losses or profits sustained by the Fund in connection with the Fund's business allocable to such canceled Units shall be deemed an increase or decease in Net Assets and allocated among the remaining Partners as described in Section 8. Each Limited Partner agrees to reimburse the Fund for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any Units issued to such Partner.

     Capital contributions to the Fund shall he made upon execution, acknowledgment, and delivery of documents in form and substance satisfactory to the General Partner. No additional contributions of capital shall be required of any Limited Partner during the term of the Fund. The aggregate of all capital contributions shall be available to the Fund to carry on its business and no interest shall be paid by the Fund on any such contributions.

8.   ALLOCATION OF PROFITS AND LOSSES; ACCOUNTING; OTHER MATTERS.

     (a) PARTNERS' ACCOUNTS. A Capital Account shall be maintained for each Partner in accordance with the provisions of Section 704(b) of the Internal Revenue Code of 1986, as amended (the "Code"), as interpreted by regulations promulgated by the United States Department of the Treasury, specifically, if valid, paragraph (b)(2)(iv) of Treasury Regulation
     Section 1.704-1, 26 C.F.A., Section 1.704-1(b)(2)(iv). The initial balance of each Partner's Capital Account shall be the amount of his initial capital contribution to the Fund.

     (b) MONTHLY ALLOCATIONS. As of the close of business (as determined by the General Partner) on the last day of each month during each fiscal year of the Fund, the following determinations and allocations shall be made:

          (1) The Fund's Net Assets (as defined in Section 8(d)(1), but before
          (I) any accrued expenses of the Fund, including, but not limited to, legal, accounting, auditing and other expenses, (ii) any management fee payable to the General Partner, and (iii) any management or incentive fees payable to any trading advisor or advisors or selling agents) shall be determined.

          (2) The Fund's accrued expenses shall then be charged against Net Assets allocated to that class or classes of Units to which such expenses are attributable.

          (3) Accrued management fees payable to the General Partner shall then be charged against Net Assets allocated to that class or classes of Units to which such fees are attributable.

          (4) Accrued management and incentive fees, if any, payable to any trading advisor or advisors or selling agents shall then be charged against Net Assets allocated to that class or classes of Units to which such fees are attributable.

          (5) Any increase or decrease in Net Assets as compared to the next previous determination of Net Assets shall then be credited or charged, as the case may be, to each class of Units in the ratio that the balance of each class bears to the balance of all classes (and within each class to the Capital Accounts of each Partner in the ratio that the balance of each Account bears to the balance of all Accounts within that class) (except as shall be otherwise provided pursuant to the terms of the issuance of any class or classes of Units), except that 1% of any increase or decrease in the Partnership's Net Assets shall be allocated to the General Partner (unless the General Partner maintains the capital account balance specified in Section 7).


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          (6) The amount of any distribution to a Partner, any amount paid to a Partner on redemption of Units, and any amount paid to the General Partner upon withdrawal of its interest in the Fund, shall then be charged to that Partner's Capital Account,

     (c) ALLOCATION OF PROFIT AND LOSS FOR FEDERAL INCOME TAX PURPOSES. As of the end of each fiscal year, the Fund's realized profit or loss shall be allocated among the Partners pursuant to the following subparagraphs for federal income tax purposes. Such allocations of profit and loss shall be pro forma from long-term capital gain and loss, short-term capital gain and loss,
Section 1256 gain and loss, and ordinary gain and loss realized by the Fund, as those terms are defined in the Code.

          (1) Net realized profit or loss from the Fund's activities shall be allocated as follows:

               (aa) For the purpose of allocating the Fund's net realized profit or loss among the Partners, there shall be established an allocation account with respect to each outstanding Unit. The initial balance of each allocation account shall be the amount paid to the Fund for the Unit. Allocation accounts shall be adjusted as of the end of each fiscal year as follows:

                    (i) Except with respect to the 1% allocation to the General Partner pursuant to Section 8(b)(5), each allocation account shall be increased by the amount of income allocated to the holder of the Unit pursuant to subparagraph (cc) below.

                    (ii) Except with respect to the 1% allocation to the General Partner pursuant to Section 8(b)(5), each allocation account shall be decreased by the amount of expense or loss allocated to the holder of the Unit pursuant to subparagraph (ee) below and by the amount of any distribution the holder of the Unit has received with respect to the Unit (other than on redemption of Units).

                    (iii) The allocation account with respect to a redeemed Unit shall be eliminated.

               (bb) Net realized profit shall be allocated first to each Partner who has redeemed a Unit during the fiscal year up to the excess, if any, of the amount received upon redemption of the Unit over the allocation account as of the date of redemption attributable to the redeemed Unit.

               (cc) Net realized profit remaining after the allocation thereof pursuant to subparagraph (bb) above shall be allocated next among all Partners whose capital accounts are in excess of the Units' allocation accounts (after the adjustments in subparagraph (bb) above) in the ratio that each such Partners excess bears to all such Partners' excesses. In the event that profit to be allocated pursuant to this subparagraph (cc) is greater than the excess of all such Partners' capital accounts over all such allocation accounts, the excess shall be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

               (dd) Net realized loss shall be allocated first to each Partner who has redeemed a Unit during the fiscal year up to the excess, if any, of the allocation account as of the date of redemption attributable to the redeemed Unit over the amount received upon redemption of the Unit.

               (ee) Net realized loss remaining after the allocation thereof pursuant to subparagraph (dd) above shall be allocated next among all Partners whose Units' allocation accounts are in excess of their capital accounts (after the adjustments in subparagraph (dd) above) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that loss to be allocated pursuant to this subparagraph (ee) is greater than the excess of all such allocation accounts over all such Partners' capital accounts, the excess loss shall be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

          (2) The tax allocations prescribed by this Section 8 shall be made to each holder of a Unit, whether or not the holder is a substituted Limited Partner. In the event that a Unit has been assigned, the allocations prescribed by this Section 8(c) shall be made with respect to such Unit without regard to the assignment except that in the year of assignment the allocations prescribed by this Section 8(c) shall be divided between the assignor and the assignee based on the number of months each held the assigned


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          Unit. For purposes of this Section 8(c), tax allocations shall be made to the General Partner's Units of General Partnership Interest on a Unit-equivalent basis.

          (3) The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profit and loss among Partners generally in the ratio and to the extent that net profit and net loss are allocated to such Partners under Section 8(b) hereof so as to eliminate, to the extent possible, any disparity between a Partner's capital account and his allocation account, consistent with the principles set forth in Section 704 of the Code.

          (4) For purposes of this Section 8(c), "net realized profit" and "net realized loss" means net income and net loss "recognized" for federal income tax purposes under the Code.

     (d) DEFINITIONS; ACCOUNTING.

          (1) NET ASSETS. The Fund's "Net Assets" shall mean the total assets of the Fund, including all cash and cash equivalents (valued at cost), accrued interest and the market value of all open positions and all other assets of the Fund, less: (a) the brokerage and floor commissions and fees and other transaction costs that would be payable with respect to the closing of each open securities and commodity interest position; and (b) all accrued but unpaid expenses and all other liabilities of the Fund, including, but not limited to, organizational expenses, any management or incentive fees accrued or payable to the General Partner or to any trading advisor or advisors, and any expenses, determined in accordance with the principles specified in this Section 8(d)(l) or, where no principle is specified, in accordance with U.S. generally accepted accounting principles consistently applied under the accrual basis of accounting. The market value of a security traded on an exchange shall be its closing price or, if applicable, the average of its closing bid and asked prices on the date of determination. If the exchange on which a security is required to be valued is closed, or if a security is not traded on such an exchange, or if a security did not trade on such exchange on the date of determination, such security shall be valued as if the date of determination were the last previous date on which such exchange was open, or on which such security traded on such exchange. For this purpose an "exchange" shall mean the consolidated exchange. In the absence of a readily ascertainable closing price or bid and asked price, the market value of a security shall mean its market value as determined by the General Partner on a basis consistently applied. The market value of a commodity interest traded on a commodity exchange shall mean the settlement price on the commodity exchange on which the particular commodity interest is traded by the Fund on the close of the day with respect to which Net Assets are being determined; provided that if a commodity interest could not be liquidated on such day due to the operation of daily limits or other rules of the commodity exchange upon which that contract is traded or other otherwise, the settlement price on the first subsequent day on which the contract could be liquidated shall be the market value of such contract for such day. The market value of a forward contract, currency contract or futures contract traded on a foreign exchange shall mean its market value as determined by the General Partner on a basis consistently applied. If the General Partner determines that the valuation of any security or other property does not fully represent market value (whether because of arbitrage activity or otherwise), the General Partner shall value such security or other property as it reasonably determines and shall set forth the basis of such valuation in writing in the Fund's records. All values assigned to securities and other assets by the General Partner pursuant to this paragraph shall be final and conclusive as to all of the Partners.

          (2) NET ASSET VALUE. The "Net Asset Value" of a Unit shall mean the Net Assets allocated to Capital Accounts represented by Units of that class of Limited Partnership Interest divided by the number of Units of such class outstanding on the date of calculation. The "Net Asset Value" of a class of Units of Limited Partnership Interest shall be determined by reference to the ratio that the aggregate Capital Accounts of such class as of the beginning of the month bears to the aggregate of all Capital Accounts of the Partners as of such date.

     (e) EXPENSES AND LIMITATIONS. The General Partner previously paid all of the organizational and initial offering expenses of the Fund. The General Partner shall be compensated for such payment by receipt of a one percent (1%) organization and offering charge for new investments in the Fund, unless the General Partner shall elect to waive the charge, in whole or in part or in respect to any Partner or class of Units.

          The Fund shall pay all of its expenses, including expenses for services provided by the General Partner and its affiliates and by third parties selected by the General Partner. Such expenses shall include ordinary and extraordinary legal, accounting, auditing, record keeping, administration, computer, and clerical expenses (including expenses incurred in preparing reports and tax information to Limited Partners and regulatory


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     authorities and expenses for specialized administrative services), printing and duplication expenses, mailing expenses, costs or researching and performing due diligence on advisors for the Fund (including travel expenses related to such research and due diligence), the expenses of the continuing offering of Units (including Blue Sky fees and solicitation and marketing expenses), and filing fees; provided, however, that the General Partner shall be obligated to pay the Fund at the end of each calendar year an amount equal to any ordinary (but not extraordinary) expenses paid or accrued by the Fund to the extent that such ordinary expenses exceed one percent (1%) per annum (or a pro rata portion in respect of partial years calculated by dividing the actual days of operation of the Fund by the actual number of days in such year) of the average month-end Net Assets of the Fund.

          As compensation for the General Partner's management of the Fund (as described in Section 9(a)), in the discretion of the General Partner, the Class A Limited Partners shall pay the General Partner a monthly management fee, without regard to the profitability of the Fund, equal to a maximum of 1/6 of 1% of the Net Asset Value of the Class A Limited Partnership Interests (as defined in Section 8(d)(2)) as of the last day of each month (2% per annum), and the other classes of Limited Partners shall pay the General Partner such monthly management fee(s) as shall be determined by the General Partner in its sole discretion. The management fee payable to the General Partner shall be paid by the Fund promptly after the end of the applicable month. Upon notice to the affected Limited Partners, the General Partner, in its sole discretion, may increase the management fee payable to the General Partner hereunder or provide for any additional compensation to be payable to the General Partner, whether by management fee, incentive fee, brokerage commission or otherwise.

          As compensation for the sales efforts of the Fund's selling agents (as such term is defined in the Memorandum) and the General Partner, in the discretion of the General Partner, the Limited Partners shall pay to the General Partner a monthly sales fee, without regard to the profitability of the Fund, equal to a maximum of 1/6 of 1% of the Net Asset Value of the Class A Limited Partnership Interests (as defined in
     Section 8(d)(2)) as of the last day of each month (2% per annum), and the other classes of Limited Partners shall pay the General Partner such monthly sales fee as shall be determined by the General Partner in its sole discretion. The sales fee payable to the General Partner shall be paid by the Fund promptly after the end of the applicable month. The General Partner shall pay all or any portion of such sales fee to the selling agents as the General Partner shall negotiate with the selling agents, and shall retain the excess, if any.

          The Fund also shall pay any taxes and all expenses incurred in connection with its trading and investment activities. Such expenses shall include but not be limited to all margins, option premiums, brokerage, floor, exchange, and clearinghouse commissions and fees, NFA fees, other transaction costs and expenses, management fees, incentive fees, transmission costs, and related expenses. The Fund also may incur extraordinary expenses. There shall be no limitation on the amount of the expenses described in this fifth paragraph of Section 8(e) which shall be payable by the Fund.

          If the Fund shall be deemed to be an entity separately subject to federal, state, local, or foreign income tax (whether or not such tax shall be payable or shall have been paid by the Fund or the General Partner, although the General Partner shall not he obligated to do so), each Limited Partner shall be liable for and shall pay to the Fund or the General Partner any income taxes due and payable or paid to such jurisdiction, within ten days after the General Partner's request therefor, in an amount equal to the ratio by which the Net Asset Value of the Limited Partnership Interest(s) held by each Limited Partner shall bear to the Net Asset Value of Limited Partnership Interests held by all Limited Partners as of the close of business (as determined by the General Partner) on the last day or the period for which such tax shall have been assessed. Alternatively, if the Fund and/or the General Partner shall have paid any such tat out of its/their own funds (although the General Partner shall not be obligated to do so), upon a distribution of funds to a Limited Partner or a redemption of Units by a Limited Partner, all amounts of such taxes may be deducted from the proceeds of such distribution or redemption and reimbursed to the Fund and/or the General Partner.

          The General Partner shall deposit in a separate trading account with one or more registered broker-dealers (which is a member of the National Association of Securities Dealers, Inc) and/or registered futures commission merchants and/or foreign exchange brokers or dealers, as broker(s), such portion of the Fund's assets which the General Partner shall determine from time to time and shall maintain the balance in interest-bearing accounts to the maximum extent practicable. All interest earned on such assets shall be paid to the Fund. Appropriate reserves may be created, accrued, and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner.

     (f) LIMITED LIABILITY OF LIMITED PARTNERS. Each Unit, when issued to a Limited Partner, shall


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


     be fully paid and non-assessable. A Limited Partner's capital contribution shall be subject to the risks of the Fund's business. However, except as provided below, the General Partner shall be liable for all debts, losses, and other obligations of the Fund to the extent that the Fund's assets (which shall include amounts contributed by Limited Partners and paid out in distributions, redemptions, or otherwise to them, but shall not include any right of contribution from the General Partner except to the extent previously made by it in accordance with this Agreement) shall be insufficient to discharge such debts, losses, and other obligations.

          No Limited Partner shall be liable for the Fund's debts, losses, or other obligations in excess of his unredeemed capital contribution and undistributed profits if any; provided, however, that if the Fund shall be unable to pay its debts, losses, and other obligations, a Limited Partner may be required to repay to the Fund amounts which shall have been paid to him in compliance with the Partnership Act and this Agreement and amounts which shall have been paid to him in violation of the Partnership Act or this Agreement by way of redemption, distribution, or otherwise together with interest thereon, which shall represent a return of capital and which shall be necessary to discharge the Fund's liability to creditors who shall have extended credit to the Fund during the period the capital contribution shall have been held by the Fund. The Fund shall make a claim against a Limited Partner with respect to amounts of his capital distributed to him, received by him upon redemption of Units, or otherwise paid to him in compliance with the Partnership Act and this Agreement to the extent provided by applicable law and only if the assets of the Fund (which shall include amounts contributed by Limited Partners and paid out in distributions, redemptions, or otherwise to them, but shall not include any right of contribution from the General Partner except to the extent previously made by it in accordance with this Agreement) shall be insufficient to discharge the liabilities of the Fund which shall have arisen prior to the payment of such amounts. The Fund shall make a claim against a Limited Partner with respect to amounts of his capital distributed to him, received by him upon redemption of Unit(s), or otherwise paid to him in violation of the Partnership Act or this Agreement only as provided by applicable law.

          In addition to the foregoing, Limited Partners may incur liability, for which there shall be no limitation thereon (i) if the subscription documentation delivered by a Limited Partner in connection with his purchase of Units shall contain any misstatements, and (ii) if a Limited Partner's check, draft, or other instrument representing payment for his Units shall be returned unpaid and such Partner's Units shall be canceled by the Fund and losses or expenses shall be incurred as a result thereof as provided in Section 7.

     (g) RETURN OF LIMITED PARTNER'S CAPITAL CONTRIBUTION. Except to the extent that a Limited Partner shall have the right to withdraw capital through redemption of Units in accordance with the terms of this Agreement, no Limited Partner shall have any right to demand the return of such Limited Partner's capital contribution or any profits added thereto except, to the extent available, upon dissolution and termination of the Fund. In no event shall a Limited Partner be entitled to demand or receive property other than cash. No Partner shall have the right to bring an action for partition against the Fund.

     (h) DISTRIBUTIONS. The General Partner shall have sole discretion in determining what distributions (other than on redemption of Units), if any, the Fund will make to its Partners; provided, however, that no Partner shall receive a distribution to the extent that, after giving effect to the distribution, all liabilities of the Fund (other than liabilities to Partners on account of their Fund interests) shall exceed the fair market value of the Fund's assets. All distributions shall be pro rata within each class of Units in accordance with the respective Capital Accounts of the Partners, but may be non-pro rata as among classes of Units.

          If, pursuant to applicable law, the Fund shall have been required to pay or withhold tax on certain income of the Fund allocable to a Limited Partner and the Fund and/or the General Partner shall have paid out of its/their own funds such tax in accordance with Sections 8(e) or 9(f) (although the General Partner shall not be obligated to do so), upon a distribution to such Limited Partner all amounts of such taxes may be deducted from the amount of such distribution and reimbursed to the Fund and/or the General Partner.

9.   MANAGEMENT.

     (a) MANAGEMENT OF THE FUND. Except as may be otherwise specifically provided herein, the General Partner, to the exclusion of all Limited Partners, shall conduct and manage the business of the Fund, including, without limitation, the investment of the funds of the Fund. No Limited Partner shall have the power to transact any business for, represent, act for, sign for, or bind the General Partner or the Fund. Except as may be specifically provided otherwise in this Agreement, no Partner, in his capacity as such, shall be entitled to any salary, draw, or other compensation from the Fund. Each Limited Partner hereby undertakes to furnish to the General Partner such additional information as may be determined by the General Partner to be required or appropriate for the Fund to open and maintain an account or accounts with securities and commodity interest brokerage firms for the purpose of investing in or trading securities and commodity interests.

          In addition to and not in limitation of any rights and powers conferred by law or provisions of this Agreement, and except as limited, restricted, or prohibited by the express provisions of this Agreement, the General Partner shall have and may exercise, for and on behalf of the Fund and all Limited Partners, all powers and rights necessary, proper, convenient, and advisable to effectuate and carry out the purposes, business, and objectives of the Fund and shall have and possess the same rights and powers as any general partner in a partnership without limited partners formed under the laws of the State of Maryland, U.S.A.

     (b) APPOINTMENT OF TRADING ADVISORS. The General Partner shall have complete discretion, at any time and from time to time, to allocate all or any portion of the Fund's Net Assets to the management, directly or indirectly (by means of managed accounts, pool investments, or otherwise), of one or more trading advisors and to reserve the right to withdraw Net Assets, in whole or in part, from such trading advisors. The General Partner shall have complete discretion, at any time and from time to time, to leverage the trading of any one or more such trading advisors, through "notional" funding or borrowing of funds or otherwise. Such trading advisor(s) shall make trading decisions in respect of such portion of the Fund's Net Assets allocated to such advisor(s), directly or indirectly, by the General Partner and shall have complete trading discretion for such Net Assets; provided, however, that the General Partner may override any trading instructions which the General Partner, in its discretion, determines to be in violation of any of the Fund's trading policies then in effect or as and to the extent necessary or appropriate to ensure compliance with applicable rules and regulations (including the "plan asset" regulations promulgated under the Employee Retirement Income Security Act of 1974, as amended) or as and to the extent necessary to fund distributions or redemptions, to pay the Fund's expenses, or to effect the allocation or reallocation of the Fund's Net Assets among the trading advisors for the Fund; and provided, further, that the General Partner may make trading decisions at any time at which a trading advisor for the Fund shall become incapacitated or some other emergency shall arise as a result of which such trading advisor shall be unable or unwilling to act and the General Partner shall not have retained a successor trading advisor.

          The General Partner shall negotiate and, on behalf of the Fund, enter into a management agreement with each trading advisor or a subscription agreement and limited partnership agreement with any investment pool managed or advised by each trading advisor, including affiliates of the General Partner, upon such terms and conditions as the General Partner, in its sole discretion, shall deem to be in the best interests of the Fund and providing for such form and amount of compensation to the trading advisor and/or the investment pool and its general partner(s), selling agents and others, whether or not affiliated with the General Partner, as the General Partner shall determine.

     (c) CUSTOMER AGREEMENTS. The General Partner is hereby authorized on behalf of the Fund to enter into one or more customer agreements with securities broker-dealer or -dealers and commodity interest broker or brokers and/or introducing broker or brokers and/or foreign exchange broker/dealer or brokers/dealers, which broker/dealer or brokers/dealers may, in the sole discretion of the General Partner, be affiliated with the General Partner, and to pay brokerage commissions, markups and fees to such broker(s)/dealer(s) at such rates as may be mutuaIIy agreed between the General Partner and such broker(s)/dealer(s).

     (d) ADDITIONAL OBLIGATIONS AND RESPONSIBILITIES OF THE GENERAL PARTNER. The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Fund, including but not limited to entering into, executing, and maintaining contracts, agreements and any and all other instruments and doing and performing all such things as shall be in furtherance of the Fund's purposes or necessary or appropriate for the conduct of the Fund's activities, opening and maintaining bank accounts and depositing into, signing checks, and/or otherwise drawing upon such accounts on behalf of the Fund, depositing, withdrawing, paying, retaining, and distributing the Fund's assets in any manner consistent with the provisions of this Agreement, investing and directing the investment and reinvestment of assets of the Fund for management, and authorizing the payment of distributions to Partners and expenses of the Fund. The General Partner shall be responsible for preparing and filing in a timely manner all reports, filings, and registrations required from time to time by applicable regulatory bodies, exchanges, or boards having appropriate jurisdiction.

          The General Partner shall keep at the principal office of the Fund such books and records relating to the business of the Fund as it in its sole discretion deems necessary or advisable or as are required by the Commodity Exchange Act, as amended (the "Commodity Act"), and the regulations thereunder. To the extent required by SEC and/or CFTC regulations, such books and records shall be available to Limited Partners or their authorized attorneys or agents for inspection and copying during normal business hours of the Fund and, upon request, copies shall be sent to any Limited Partner upon (i) payment by such Partner of reasonable reproduction and distribution costs and (ii) receipt by the General Partner of a signed agreement from such Partner (in form and substance satisfactory to the General Partner) (a) to hold such information in confidence and to not disclose such information to any other person and (b) to use the information contained in such books and records only for Fund business. A Limited Partner must give the General Partner at least ten business days' prior written notice for such inspection and copying by the Limited Partner or his authorized attorney. Any Subscription Agreement and Power of Attorney executed by a Limited Partner in connection with his purchase of Units shall be retained by the Fund for such period as is required by law.

          No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Fund, nor to determine any fact or circumstance bearing upon the existence of its authority.

          The General Partner and its affiliates and its and their officers, directors, principals, and employees shall not be liable, responsible, or accountable in damages or otherwise to the Fund or to any or the Partners, or their respective successors or assigns, except by reason of acts of, or omissions due to, willful malfeasance or gross negligence and for not having acted in good faith in the reasonable belief that such person's actions were in. or not opposed to, the best interests of the Fund.

          The General Partner shall devote such time to the Fund's affairs as shall be required to effectively manage the business and affairs of the Fund. Subject to the limitations in Section 9(b), the General Partner may engage in other business or advisory activities and shall not be required to refrain from any other activity or disgorge any profits from any such activity, whether as general partner or as trading advisor or both, of additional partnerships or other entities for investment in securities and/or commodity interests or otherwise, and shall not be required to disclose its trading records or those of its affiliates to Limited Partners. The General Partner may engage and compensate, on behalf of the Fund and from Fund funds, such persons, firms, or corporations, including any person or entity affiliated with the General Partner or any other person or entity, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Fund. Such an entity may be an affiliate of the General Partner to whom it has delegated, with supervision, certain functions which it is obligated to perform for the Fund. The General Partner may contract with any person or legally qualified entity to sell Units.

          The General Partner shall make any and all elections on behalf of the Fund under the Code and any other applicable federal, state, local, or foreign tax law as the General Partner shall determine to be in the best interests of the Fund. The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, State, or local Lax returns which shall be required to be filed by the Fund. The General Partner shall cause the Fund to pay any taxes payable by the Fund; provided, however, that the General Partner shall not be required to cause the Fund to pay any tax so long as the General Partner or the Fund shall in good faith and by appropriate legal proceedings be contesting the validity, applicability, or amount thereof and such contest shall not materially endanger any right or interest of the Fund.

          The General Partner is hereby authorized to perform all other duties imposed by Sections 6221 through 6232 of the Code on the General Partner as "tax matters partner" of the Fund.

          The General Partner in its sole discretion may make or refrain from making the election contemplated by Section 754 of the Code on behalf of the Fund and determine how to classify items of income, gain, expense or profit for federal or state income tax purposes on the Fund's tax returns and the Forms K-1 (or any successor form) transmitted to the Limited Partners.

          Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Fund to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Fund is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to the Partner or assignee (including by reason of Section 1446 of the Code), the amount withheld shall be treated as a distribution of cash in the amount of such withholding to such Partner.

          The General Partner shall prosecute, defend, settle, or compromise actions or claims at law or in equity at the Fund's expense as the General Partner may deem appropriate.

          Whenever in this Agreement or any other agreement contemplated herein, the General Partner is permitted or required to make a decision in its "sole discretion"' or "discretion" or "judgment" or under a grant of similar authority or latitude, the General Partner shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Fund, the Limited Partners or any assignees thereof. Each Limited Partner and any permitted assignee hereby agrees that any standard of care or duty imposed in this Agreement or any other agreement contemplated herein or under the Partnership Act or any other applicable law shall be modified, waived or limited in each case as required to permit the General Partner to act under this Agreement or any other agreement contemplated herein and to make any decision pursuant to the authority prescribed in this Section 9(e).

10.  AUDITS; REPORTS TO LIMITED PARTNERS.

          The Fund's books shall be audited annually by an independent certified public accountant selected by the General Partner. The Fund shall use its best efforts to cause each Partner to receive: (a) within 90 days after the close of each fiscal year an annual report containing audited financial statements (including a statement of income and a statement of financial condition) of the Fund for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and accompanied by a report of the independent certified public accountant which audited such statement, and such other information as the CFTC, SEC, or NFA from time to time may require; and
     (b) within 90 days after the close of each fiscal year such tax information relating to the Fund as is necessary for such Partner to complete such Partner's federal income tax return. In addition, the General Partner shall report or cause to be reported to the Limited Partners such financial and other information with respect to the Fund as the CFTC, SEC, or NFA by regulation from time to time may require in periodic reports. Moreover, if any of the following events occurs, notice of such event shall be mailed to each Limited Partner within 21 business days after the occurrence of the event: (i) any change in trading advisors; (ii) any change in brokers; (iii) any change in general partners: (iv) any change in the Fund's fiscal year; or (v) any material change in the Fund's trading policies. As used herein, "material change in the Fund's trading policies" shall not include changes in securities or commodity interests traded or modifications of, additions to, or deletions from any trading advisor's trading methods or strategies.

11.  TRANSFER; REDEMPTION OF UNITS.

     (a) TRANSFER. Each Limited Partner expressly agrees that he will not assign, transfer, pledge, encumber or dispose of, by gift or otherwise, any of his Units or any part or all of his right, title and interest in the capital or profits of the Partnership without giving prior written notice of the assignment, transfer, pledge, encumbrance or disposition to the General Partner and that no assignment, transfer, pledge, encumbrance or disposition shall be effective against the Partnership or the General Partner until (I) at least 30 days after the General Partner receives the written notice described below and (ii) has consented in writing to the assignment, transfer, pledge, encumbrance or disposition, which consent the General Partner may withhold in its sole discretion. If such assignment, transfer, pledge, encumbrance or disposition occurs by reason of the death of a Limited Partner or assignee, such written notice may be given by the duly authorized representative of the estate of the Limited Partner or assignee and shall be supported by such proof of legal authority and valid assignment as may reasonably be requested by the General Partner and the General Partner shall consent thereto.

          A transferee, pledgee, assignee, or secured creditor shall become a substituted Limited Partner only if the General Partner first consents to such substitution in writing, which consent the General Partner may withhold in its sole discretion.

     (b) REDEMPTION. The Partners recognize that the profitability of the Fund depends upon long-term and uninterrupted investment of capital. It is agreed, therefore, that Fund profits may be automatically reinvested and that distributions of capital and profits if any to the Partners shall be on a limited basis, if at all. Nevertheless, the Partners contemplate the possibility that one or more of the Limited Partners may elect to realize and withdraw any profits or may desire to withdraw capital prior to the termination or dissolution of the Fund. Except as shall be provided otherwise below, a Limited Partner may withdraw, effective as of the close of business on the last business day of any month, all or part of such Partner's unredeemed capital contribution and undistributed profits, if any, by requiring the Fund to redeem all or part of such Partner's Units at the Net Asset Value thereof, reduced as hereinafter described (such withdrawal being herein referred to as "Redemption"); provided, however, that the Redemption amount must be at least $1,000; and provided, further, that a Limited Partner may not make a partial Redemption of Units which would reduce the Net Asset Value of such Partner's unredeemed Units as of the effective date of Redemption to less than the amount of the minimum investment then required of new Limited Partners by the Fund or such Partner's initial investment, whichever is lesser, and any request for partial redemption will be honored (to the nearest whole Unit) only to the extent it complies with such limitation. Notwithstanding the foregoing, the General Partner may, in its sole discretion, expressly waive either of the foregoing provisos, in whole or in part.

          Redemption shall be effective as of the last business day of the first month ending after a Request for Redemption in proper form has been received by the General Partner ("Redemption Date"), provided that all liabilities, contingent or otherwise, of the Fund, except any liability to Partners on account of their capital contributions, shall have been paid or there remains property of the Fund sufficient to pay them. As used herein, "Request for Redemption" shall mean a letter in the form specified by the General Partner, sent by a Limited Partner and received by the General Partner at its main business office prior to 5:00 P.M. (Maryland time) at least fifteen full business days prior to the end of the month in which such Redemption is to be effective. Forms of Request for Redemption may be obtained by written request to the General Partner. If the General Partner shall receive at its main business office a Request for Redemption on a date less than fifteen full business days prior to the end of a month, unless the General Partner in its sole discretion shall waive the untimeliness of such Request, such Redemption shall be effective as of the close of business on the last day of the month that immediately follows the month in which the General Partner shall have received such untimely Request.

          Upon Redemption, a Limited Partner shall receive from the Fund for each Unit redeemed an amount equal to the Net Asset Value of a Unit (as defined in Section 8(d)(2)) as of the Redemption Date less any amount owing by such Partner to the Fund or the General Partner pursuant to Sections 7, 8(c), 8(e) and 16(b). All amounts owed to the Fund under Sections 7, 8(c), 8(e) and 16(b) by the Partner to whom such Unit was sold as well as all amounts owed by all subsequent holders of such Unit shall be deducted from the proceeds upon Redemption. The General Partner shall endeavor to pay a reasonable percentage of the redemption amount within 30 days after the Redemption Date and the remainder no later than 10 days after the receipt by the Fund of the Fund's final net asset valuation for the applicable month, except that under special circumstances, including, but not limited to, the inability on the part of the Fund to liquidate investments or the default or delay in payments due the Fund from brokers, banks, or other persons, or the General Partner's decision, in the exercise of its sole discretion, not to liquidate securities on a disadvantageous basis, or the practical impossibility of accurately valuing the redeemed Unit prior to receipt of the Fund's annual accounting the Fund may delay payment to Partners requesting Redemption of the proportionate part of the Redemption amount represented by the sums which are the subject of such default or delay.

          The General Partner, for and on behalf of the Fund and each Partner, is authorized to execute, file, record, and publish such amendments to this Agreement and to the Certificate of Limited Partnership as may be necessary or desirable to reflect any Redemption pursuant to this Section 11(b)

12.  ADMISSION OF ADDITIONAL PARTNERS.

          At any time and from time to time, the General Partner, in its discretion, may admit additional Limited Partners. The General Partner, in its discretion, may admit any permitted transferee, assignee, pledgee, or secured creditor of Units as a substituted Limited Partner in accordance with Section 11(a). Additional general partners may be admitted to the Fund in accordance with and to the extent permissible under the Partnership Act, but only (a) with the consent of the General Partner and more than 50% of the Units then-owned by Limited Partners, or
     (b) with the consent of all the Limited Partners, or (c) in the sole discretion of the General Partner, if such general partner(s) are affiliates of the General Partner. The General Partner is authorized to execute, file, record, and publish, for and on behalf of the Fund and each Partner, such amendments to this Agreement and the Certificate of Limited Partnership as may be necessary or desirable to reflect the admission or substitution of a Partner.

13.  SPECIAL POWER OF ATTORNEY.

          Each Limited Partner, by the execution of this Agreement, does irrevocably constitute and appoint the General Partner and any successor general partner, with full power of substitution, as such Limited Partner's true and lawful attorney-in-fact, in his name, place, and stead, to execute, acknowledge, swear to, file, and record on his behalf in the appropriate public offices, and publish if necessary: (a) this Agreement and the Certificate of Limited Partnership and any amendments thereto; (b) all instruments which the General Partner, in its sole discretion, deems necessary or appropriate to reflect any amendment, change, or modification of this Agreement and the Certificate of Limited Partnership made in accordance with the terms of this Agreement; (C) assumed name certificates; (d) all instruments which the General Partner deems necessary or appropriate to qualify the Fund to do business as a foreign limited partnership in any jurisdiction; (e) instruments which may be required to be filed by the Fund under the law, rule, or regulation of any United States federal, state, or foreign governmental authority or any self- regulatory authority for which the General Partner in its sole discretion shall deem necessary or appropriate to file; or (f) instruments which shall be required to effect the continuation of the Fund, the admission of a subscriber for Units as a Limited Partner or of others as additional or substituted Limited Partners, or the termination and dissolution of the Fund, provided that such continuation, admission, and termination and dissolution shall be in accordance with the terms or this Agreement.

          The power of attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive the insolvency, disability, legal incompetency, death, dissolution, liquidation, or termination of a Limited Partner. In addition, this power of attorney shall survive the transfer, assignment, pledge, or encumbrance by a Limited Partner of any or all of his Units, except that where the transferee, assignee, pledgee, or creditor thereof shall have been approved by the General Partner for admission to the Fund as a substituted Limited Partner, the power of attorney of the transferor, assignor, pledgor, or debtor shall survive the transfer, assignment, pledge, or encumbrance for the sole purpose of enabling the General Partner to execute, acknowledge, and file any instrument necessary to effect such substitution. The General Partner may exercise this power of attorney for each Limited Partner by a facsimile signature of the General Partner or by listing all of the Limited Partners executing any instrument with the single signature of the General Partner acting as attorney-in-fact for all of them. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto acting in good faith pursuant to such power of attorney, and each Limited Partner hereby waives any and all defenses which may be available to contest, negate, or disaffirm the action of the General Partner and any successor thereto taken in good faith under such power of attorney. Each Limited Partner agrees to execute a special power of attorney on a document separate from this Agreement. In the event of any conflict between this Agreement and any instruments filed by such attorney-in-fact pursuant to the power of attorney granted in this
     Section 13, this Agreement shall control.

14.  WITHDRAWAL OF PARTNERS.

     (a) WITHDRAWAL OF A GENERAL PARTNER. The Fund shall terminate and dissolve upon the withdrawal, insolvency, legal incapacity, death, or removal of the General Partner and any additional general partner appointed by the General Partner pursuant to Section 12 (unless the Limited Partners shall elect a successor general partner pursuant to
     Section 17(c)). The General Partner shall not withdraw from the Fund unless it shall have given the Limited Partners at least 60 days' prior written notice of its intention to withdraw.

     (b) WITHDRAWAL OF A LIMITED PARTNER. The withdrawal, insolvency, disability, legal incompetency, death, liquidation, termination, or dissolution of a Limited Partner shall not terminate or dissolve the Fund, and such Limited Partner, his estate, custodian, or personal representative, shall have no right to withdraw or value such Limited Partner's interest in the Fund except as provided in Section 11. Each Limited Partner expressly agrees that in the event of such Limited Partner's death, he waives on behalf of himself and his estate, and such Limited Partner directs the legal representative of his estate and any person interested therein to waive, the furnishing of any inventory, accounting, or appraisal of the assets of the Fund and any right to an audit or examination of the books and records of the Fund.

     (c) REQUIRED WITHDRAWAL OF A LIMITED PARTNER. The General Partner may, in its sole discretion at any time and from time to time, require any Limited Partner to withdraw entirely from the Fund or to withdraw a portion of such Limited Partner's unredeemed capital contribution and undistributed profits, if any, by giving notice in writing to the Limited Partner thus designated. The Limited Partner thus designated shall withdraw from the Fund or withdraw that portion of such Limited Partner's unredeemed capital contribution and undistributed profits, if any, specified in such notice, as the case may be, as of the end of the month specified for such withdrawal in such notice, which notice shall be mailed, return receipt requested, to the Limited Partner thus designated at least five days prior to such month-end and such Limited Partner shall be deemed to have withdrawn from the Fund or to have made a partial withdrawal of such Partner's capital contribution as of the end of such month, as the case may be, without further action on the part of said Limited Partner. The General Partner is hereby authorized to cancel the appropriate number of Units issued to such Limited Partner in respect of such withdrawal and pay an amount equal to the Net Asset Value of such Units to such Limited Partner as provided in Section 11(b). The General Partner, on behalf of the Fund and each Partner, is authorized to execute, file, record, and publish such amendments to this Agreement and to the Certificate of Limited Partnership as may be necessary to reflect any required withdrawal of a Limited Partner pursuant to this Section 14(c).

15.  NO PERSONAL LIABILITY FOR RETURN OF CAPITAL.

          The General Partner shall not be personally liable for the return or repayment of all or any portion of the capital contribution or profits of any Partner, it being expressly agreed that any such return of capital contribution or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner except to the extent previously made pursuant to this Agreement) of the Fund.

16.  INDEMNIFICATION.

     (a) INDEMNIFICATION BY THE FUND. The Fund shall indemnity, defend, and hold harmless the General Partner, and the employees and affiliates of the General Partner, and the directors, officers, and employees of any such affiliates, from and against any loss, liability, damage, cost, or expense (including legal fees and expenses incurred in the defense or settlement of any demands, claims, or lawsuits) actually and reasonably incurred arising from actions or omissions concerning the business or activities undertaken by or on behalf of the Fund, including, without limitation, any demands, claims, or lawsuits initiated by a Limited Partner, or resulting from or relating to the offer and sale of the Units pursuant to the Memorandum; provided, that the conduct of such person or entity did not constitute willful malfeasance or gross negligence and was done in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Fund. The termination of any action, proceeding, or claim by judgment, order, or settlement shall not, of itself, create a presumption that the conduct in question was not undertaken in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Fund. Notwithstanding the foregoing provisions of this Section 16(a), in any action or proceeding brought by a Limited Partner in the right of the Fund to which the General Partner or any other party indemnified pursuant to the foregoing are party defendants, any such person shall be indemnified only to the extent and subject to the conditions specified in the Partnership Act.

          To the extent that the General Partner or other person to be indemnified has been wholly successful on the merits or otherwise in the defense of any action, proceeding, or claim refereed to in the preceding paragraph, the Fund shall indemnify such person against the reasonable expenses, including attorneys fees, actually and necessarily incurred by such person in connection with such defense. Except as provided in the preceding sentence, any indemnification permitted by this Section 16(a), unless ordered by a court, shall be made by the Fund only upon the opinion of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct has been met by the General Partner or other person to be indemnified.

          Expenses incurred in defending a threatened or pending civil, administrative, or criminal action, suit, or proceeding against the General Partner with respect to its activities an general partner of the Fund may be paid by the Fund in advance of the final disposition of such action, suit, or proceeding if (I) the legal action shall relate to the performance of duties or services by the General Partner on behalf of the Fund, and (ii) the legal action shall be initiated by a third party who shall not be a Limited Partner, and (iii) the General Partner shall undertake to repay the advanced funds to the Fund in cases in which it shall not be entitled to indemnification.

          Nothing contained in this Section 16(a) shall increase the liability of any Limited Partner to the Fund beyond the amount of such Partner's unredeemed capital contribution and undistributed profits, if any, and any distributions and amounts received upon redemption of Units together with interest thereon. All rights to indemnification and payment of legal fees and expenses shall not be affected by the termination of the Fund or the withdrawal, insolvency, disability, legal incompetency, or death of the General Partner or of any successor general partner. The General Partner shall be entitled to rely on advice of counsel and any act or omission of the General Partner pursuant to such advice shall, in no event, subject the General Partner to liability to the Fund or to the Limited Partners. No person will be exculpated or exonerated from liability, or indemnified against loss for violations of federal or state securities laws, or for any other intentional or criminal wrongdoing.

     (b) INDEMNIFICATION BY PARTNERS. In the event that the Fund or the General Partner is made a party to any claim, dispute, or litigation or otherwise incurs any loss or expense as a result of, or in connection with, any Partner's obligations or liabilities unrelated to the Fund's business or any purported transfer, assignment, pledge, or encumbrance of Units in violation of Section 11(a), such Partner shall indemnify and reimburse the Fund and the General Partner for all loss and expense incurred, including attorneys' and accountants' fees and expenses, tax liabilities, or loss of tax benefits.

     (c) SURVIVAL OF INDEMNITIES. All rights to indemnification permitted in this Agreement and payment of associated expenses shall not be affected by the termination and dissolution of the Fund or the removal, withdrawal, insolvency, disability, legal incompetency, or death of the General Partner.

17.  AMENDMENTS; MEETINGS; VOTING.

     (a) AMENDMENTS INITIATED BY THE GENERAL PARTNER. If, at any time during the term of the Fund, the General Partner shall deem it necessary or desirable to amend this Agreement, such amendment shall be effective only if embodied in an instrument signed by the General Partner and by Limited Partners owning more than 50% of the Units then-owned by Limited Partners and if made in accordance with and to the extent permissible under the Partnership Act. Any amendment to this Agreement which shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners and all outstanding Units. Notwithstanding the foregoing, the General Partner is hereby authorized to amend this Agreement without the consent of Limited Partners in order to (i) clarify any inaccuracy or ambiguity or reconcile any inconsistency, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, (ii) change this Limited Partnership Agreement in any manner that is appropriate or necessary to qualify or maintain the qualification of the Fund as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or that is appropriate or necessary to ensure that the Fund will not be treated as an association taxable as a corporation for federal income tax purposes, (iii) change the Limited Partnership Agreement in any manner that does not adversely affect the Limited Partners in any material respect or that is required or contemplated by other provisions of this Limited Partnership Agreement, (iv) make any amendment that is appropriate or necessary, in the sole discretion of the General Partner, to prevent the Fund or to subject the Fund to the "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, including any amendment necessary or appropriate to comply with such regulations,
     (v) amend the provisions of Section 8 relating to the allocation of profits, losses, and distributions among the Partners if the Fund shall be advised at any time by its legal counsel, accountants, or auditors that the allocations provided in Section 8 are unlikely to be respected for United States federal income tax purposes, provided that new allocations made by the General Partner in reliance upon the advice of the legal counsel, accountants, or auditors described above shall be deemed to be made pursuant to the obligations of the General Partner to the Fund and the Limited Partners and no such new allocations shall give rise to any claim or cause of action by any Limited Partner, or (vi) make any other amendment similar to the foregoing. Any such amendment shall be effective when signed by the General Partner. Any supplemental or amendatory agreement shall be adhered to and have the same effect from and after its effective date as if the same had originally been embodied in, and formed a part of, this Agreement; provided, however, that, without the consent of all Partners, no such supplemental or amendatory agreement shall change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner is entitled.

     (b) MEETINGS. Any Limited Partner, upon written request addressed to the General Partner, at such Limited Partner's expense, shall be entitled to obtain from the General Partner a list of the names and addresses of record of all Limited Partners and the number of Units owned by each, provided that such request is made in order to allow such Limited Partner to communicate with other Limited Partners concerning the business of the Fund, is reasonable, just and non-commercial. The General Partner, in its discretion, may require a Limited Partner requesting a list of Limited Partners to furnish to the General Partner an affidavit (in such form and substance as shall be determined by the General Partner) that the Limited Partner's request is not desired for a purpose which is in the interest of a business or object other than the business of the Fund and agreeing to maintain in confidence, and not disclose, the contents of the list and the information contained therein. Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then-owned by Limited Partners, that a meeting of the Fund be called to vote upon any matter upon which the Limited Partners may vote pursuant to this Agreement, the General Partner, by written notice to each Limited Partner of record mailed within 30 days after such receipt, shall call a meeting of the Fund. Such meeting shall be held at least 30, but not more than 60, days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting. Partners may vote in person or by proxy at any meeting of the Fund.

     (c) AMENDMENTS AND ACTIONS INITIATED BY LIMITED PARTNERS. At any meeting called pursuant to Section 17(b), upon the affirmative vote (which may be in person or by proxy) of Limited partners owning more than eighty percent (80%) of the Units then-owned by Limited Partners, the following actions may be taken: (i) this Agreement may be amended in accordance with and only to the extent permissible under the Partnership Act; provided, however that consent of all Limited Partners shall be required in the case of amendments which require the consent of all Limited Partners, i.e., changing or altering this Section 17, extending the term of the Fund, reducing the capital account of any Limited Partner or modifying the percentage of profits, losses or distributions to which any Limited Partner is entitled; in addition, reduction of the capital account of any assignee or modification of the percentage of profits, losses or distributions to which an assignee is entitled hereunder shall not be effected by the amendment or supplement to this Limited Partnership Agreement without such assignee's written consent; (ii) the Fund may be dissolved; (iii) the General Partner may be removed and replaced on 90 days' prior written notice to the General Partner; (iv) a new general partner or general partners may be elected if the General Partner in accordance with the terms hereof withdraws from the Fund or is removed in accordance with this Section17(c); and (v) any contract with the General Partner or any affiliate thereof may be terminated upon 60 days' notice; provided, however, that no action described above shall be taken unless independent legal counsel approved by Limited Partners owning more than eighty percent (80%) of the Units then owned by Limited Partners shall render a written opinion to the effect that the action to be taken shall not adversely affect the status of the Limited Partners as limited partners under the Partnership Act, and under the limited partnership act of any state in which the Fund may be deemed to be doing business, or the classification of the Fund as a partnership for United States federal income tax purposes, and shall be permitted under the Partnership Act, and the limited partnership act of any state in which the Fund may be deemed to be doing business (or, in lieu of such an opinion, a court of competent jurisdiction shall render a final order to such effect; the term "final order" shall mean an order that is not subject to any further court proceedings for appeal, review, or modification). Any action which shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners and all outstanding Units.

     (d) ACTION WITHOUT MEETING. Notwithstanding contrary provisions of this
     Section 17 covering notices to, meetings of, and voting by Limited Partners, any action required or permitted to be taken at a meeting of Limited Partners may be taken by Limited Partners without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the Limited Partners owning Units having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of Limited Partners at which all outstanding Units were present and voted. Notice of the taking of action by Limited Partners without a meeting by less than unanimous consent of Limited Partners shall be given to those Limited Partners who shall not have consented in writing within seven business days after the occurrence thereof.

18.  TRADING SUSPENSION.

          If the Fund's Net Assets decline to 65% or less of the greater of
     (I) its initial Net Assets at the start of trading or (ii) its Net Assets at the start of any fiscal year of the Fund (in both cases after deduction of sales commissions, the organization and offering charge, and brokers' due diligence fees, if any, and disregarding capital additions and redemptions), the Fund will suspend trading and liquidate its securities and commodity interest positions as promptly as practicable thereafter and, as soon as practicable, redeem its interest(s) in other investment pool(s).

          If trading is suspended, the General Partner will inform each Limited Partner promptly of the suspension. Any Limited Partner may, at that time, elect to withdraw from the Fund before trading is resumed.

19.  GOVERNING LAW.

          The validity and construction of this Agreement shall be governed by, and construed in accordance with, the substantive law of the State of Maryland, U.S.A. (excluding the law thereof which requires the application of or reference to the law of any other jurisdiction).

20.  MISCELLANEOUS.

     (a) PRIORITY AMONG LIMITED PARTNERS. Except as otherwise may be specifically set forth in this Agreement, no Limited Partner shall be entitled to any priority or preference over any other Limited Partner in regard to the affairs of the Fund.

     (b) NOTICES. All notices under this Agreement (other than requests for Redemption of Units, notices of assignment, transfer or pledge of Units, and reports by the General Partner to the Limited Partners) shall be in writing and shall be effective upon personal delivery or, if sent by registered or certified mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail. Requests for Redemption of Units and notices of assignment, transfer, or pledge of Units shall be effective upon timely receipt by the General Partner. Reports by the General Partner to the Limited Partners shall be in writing and shall be sent by first class or express mail (or the equivalent thereof) to the last known address of each Limited Partner. Any Limited Partner who is not a resident of the United States shall appoint in writing to the Fund a resident of the United States as such Partner's agent for service of process and receipt of notices under this Agreement. Each Limited Partner shall furnish in writing and maintain on file with the Fund a current United States mailing address.

     (c) BlNDING EFFECT. This Agreement shall inure to the benefit of and be binding upon, all of the

     Partners, their successors, assigns as permitted herein, custodians, estates, heirs, and personal representatives. For purposes of determining the rights of any Partner hereunder, the Fund and the General Partner may rely upon the Fund's records as to who are Partners, and all Partners agree that their rights shall be determined and that they shall be bound thereby, including all rights which they may have under Section 17.

     (d) CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors or other third parties of the Fund or of any Partner.

     (e) DISPUTE RESOLUTION. The parties hereto agree that any dispute between a Limited Partner and the General Partner (or affiliate), selling agent, broker, trading advisor, general partner, or the Fund relating to this Agreement or the operation of the Fund shall be resolved exclusively by arbitration, pursuant to the procedures specified in the arbitration clause to the Fund's subscription agreement and power of attorney, unless the Limited Partner declines to accept the arbitration clause, in which case the dispute shall be resolved within the state of the General Partner's principal place of business. Accordingly, the parties consent and submit to the jurisdiction of the federal and state courts and any applicable arbitral body located within the state of the General Partner's principal place of business. The parties further agree that any such action or proceeding brought by a party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in the federal or state courts, or if appropriate before an applicable arbitral body, located within the state of the General Partner's principal place of business.

     (f) SEVERABlLTY. If any provision of this Agreement, or the application of any provision to any person or circumstance, shall be held to be inconsistent with any present or future law, ruling, rule, or regulation of any court or governmental or regulatory authority having jurisdiction over the subject matter hereof such provision shall be deemed to be rescinded or modified in accordance with such law, ruling, rule, or regulation, and the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it shall be held inconsistent, shall not be affected

     (g) CAPTIONS. Captions in no way define, limit, extend, or describe the scope of this Agreement nor the effect of any of its provisions.

     (h) ENGLISH USAGE. Unless the context indicates that such reading would be inappropriate, words of any gender herein shall be deemed to include any other gender, a reference to the singular shall include the plural, and vice versa, and the term "person" shall include individuals, corporations, firms, partnerships, trusts, and other forms of associations.

     (i) COUNTERPARTS. This Agreement may be executed in counterparts, and all so executed shall constitute one agreement binding on all of the parties hereto, notwithstanding that all of the parties shall not be signatory to the original or the same counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

General Partner:
STEBEN & COMPANY, INC.

By:     /s/ KENNETH E. STEBEN
        ---------------------
Kenneth E. Steben
President

Additional Limited Partners:
By:    STEBEN & COMPANY, INC.
General Partner, as
Authorized Agent and
Attorney-in-Fact

By:    /s/ KENNETH E. STEBEN
       ---------------------
Kenneth E. Steben
President